Exhibit 10.3


                  AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

WHERAS the undersigned parties entered into a Common Stock Purchase Agreement dated 23 Day of August, 2010, whereby HIVVAC Inc (now Grupo International Inc) acquire eighty percent (80%) of Richard Y Lange,

and

WHEREAS both parties agree desire to extend the closing of the agreement.


NOW THEREFORE, the parties agree as follows:

1. That the closing date for the agreement be extended until not later than July 31, 2011.

2.   That all other terms and conditions to the agreement will remain the same.


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on November 30, 2010.


SELLERS



----------------------
Roldofo Richard Mora



----------------------
Norma Richard Mora

BUYER


----------------------
Grupo Iternational Inc